Exhibit 11

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in this Registration Statement on Form 1-A of our report dated February 21, 2022, relating to the financial statements of CancerVAX, Inc., as of December 31, 2021 and to all references to our firm included in this Registration Statement. We note that we were not engaged to perform a review of the September 30, 2022 interim financial information and as such, provide no assurance on these numbers.

/s/ M&K CPAS, PLLC

Houston, Texas

March 21, 2023